Exhibit 99.1

NetApp reports second quarter of fiscal year 2023 results

Delivers all time Q2 company highs for revenue, billings, gross profit dollars, operating income and EPS

•
Net revenues for the second quarter grew 6% year-over-year to $1.66 billion, 12% in constant currency1
•
Q2 product revenue grew 3% year-over-year to $837 million, the seventh consecutive quarter of year-over-year growth
•
Q2 billings2 were $1.60 billion, an increase of 3% year-over-year, 9% in constant currency
•
NetApp™ Public Cloud annualized revenue run rate (ARR)3 increased 55% year-over-year to $603 million
•
All-flash array ARR4 increased 2% year-over-year to $3.1 billion
•
$258 million returned to shareholders in share repurchases and cash dividends in the second quarter

SAN JOSE, Calif.—November 29, 2022—NetApp (NASDAQ: NTAP) today reported financial results for the second quarter of fiscal year 2023, which ended on October 28, 2022.

“We delivered a solid quarter in a dynamic environment, with all-time highs for Q2 revenue, billings, gross profit dollars, operating income, and EPS,” said George Kurian, chief executive officer. “Our modern approach to the hybrid multicloud delivers significant value to our customers and creates sizeable opportunity for us. In a challenging macro environment, we remain focused on innovation, execution, and operational discipline.”

Second quarter of fiscal year 2023 financial results

•
Net revenues: $1.66 billion, compared to $1.57 billion in the second quarter of fiscal year 2022.
o
Hybrid Cloud segment revenue: $1.52 billion, compared to $1.48 billion in the second quarter of fiscal year 2022.
o
Public Cloud segment revenue: $142 million, compared to $87 million in the second quarter of fiscal year 2022.
•
Net income: GAAP net income of $750 million, compared to $224 million in the second quarter of fiscal year 2022; non-GAAP net income5 of $326 million, compared to $292 million in the second quarter of fiscal year 2022. The year-over-year fluctuations in GAAP and Non-GAAP net income each include an unfavorable impact of approximately $47 million from foreign currency exchange rate changes.
•
Earnings per share: GAAP net income per share6 of $3.41, compared to $0.98 in the second quarter of fiscal year 2022; non-GAAP net income per share of $1.48, compared to $1.28 in the second quarter of fiscal year 2022. The year-over-year fluctuations in GAAP and Non-GAAP net income per share each include an unfavorable impact of approximately $0.21 from foreign currency exchange rate changes.
•
Cash, cash equivalents and investments: $3.03 billion at the end of the second quarter of fiscal year 2023.
•
Cash provided by operations: $214 million, compared to $298 million in the second quarter of fiscal year 2022.

•
Share repurchase and dividends: Returned $258 million to shareholders through share repurchases and cash dividends.

Third quarter of fiscal year 2023 financial outlook

The Company provided the following financial guidance for the third quarter of fiscal year 2023:

Net revenues are expected to be in the range of:	$1.525 billion to $1.675 billion
	GAAP	Non-GAAP
Earnings per share is expected to be in the range of:	$0.88 - $0.98	$1.25 - $1.35

Full fiscal year 2023 financial outlook

The Company provided the following financial guidance for the full fiscal year 2023:

Net revenues are expected to grow in the range of:	2% to 4%
Public Cloud ARR is expected to exit the fiscal year at:	~$700 million
	GAAP	Non-GAAP
Consolidated gross margins are expected to be in the range of:	65% - 66%	66% - 67%
Operating margins are expected to be:	~17%	~23%
Earnings per share is expected to be:	$6.29 - $6.49	$5.30 - $5.50

Dividend

The next cash dividend of $0.50 per share is to be paid on January 25, 2023, to shareholders of record as of the close of business on January 6, 2023.

Second quarter of fiscal year 2023 business highlights

Leading product innovation

•
NetApp launched ONTAP™ Essentials as an extension to Cloud Insights for all ONTAP customers as part of its advisor-level and higher support contracts.
•
NetApp added several enhancements to NetApp SnapCenter™ to help customers tackle enterprise data protection challenges.
•
Spot by NetApp launched a new API that returns Spot Ocean by NetApp managed nodes in a cluster, providing detailed information about the nodes in the cluster as well as Ocean related information.

•
Spot by NetApp announced updates to Elastigroup, now supporting the use of multiple AMIs in a single Elastigroup.
•
Spot by NetApp introduced Network Cost Analysis for Ocean, which provides Kubernetes application-level visibility of network cost and shows spend and usage trends.

Customer and partner momentum

•
NetApp and VMware expanded their alliance, helping customers reduce the cost, complexity, and risk of migrating and modernizing enterprise-class workloads in hybrid multicloud environments.
•
VMware, in collaboration with NetApp and Amazon Web Services, announced the general availability of Amazon FSx for NetApp ONTAP with VMware Cloud on AWS.
•
NetApp and VMware announced the expansion of the FlexPod™ hybrid cloud portfolio — with AWS, Azure, and Google Cloud — to offer a new FlexPod hybrid multicloud solution with VMware Cloud Foundation.
•
Google Cloud leveraged NetApp to offer a secure, hybrid ecosystem that enables customers to accelerate the development of AI and ML for medical imaging with its Medical Imaging Suite on Google Cloud.
•
Yale New Haven Health, the largest healthcare provider in Connecticut, transformed its AI and analytics with a unified data lake to support clinicians and patients with the help of NVIDIA and NetApp.
•
Spot by NetApp helped Lacework drive DevOps productivity, leveraging Ocean to simplify cost management and automate optimization.

Corporate news and events

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NetApp announced its intent to launch the NetApp Partner Sphere, its new holistic partner program, in NetApp fiscal year 2024.
•
NetApp announced its 15th year of sponsorship and participation in the Grace Hopper Celebration (GHC), the largest global conference for women in technology.

NetApp awards and recognition

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Gartner has placed NetApp in its Leader quadrant in the 2022 Magic Quadrant for Primary Storage7 for NetApp AFF all-flash array storage appliance and the NetApp Cloud Volumes ONTAP software-defined storage service.
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Gartner’s Critical Capabilities for Primary Storage study listed NetApp with the highest scores for Cloud IT Operations and Containers use cases.7
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GigaOm has named Spot by NetApp a leader and outperformer among 13 FinOps vendors evaluated, based on a combination of features, product innovation, and maturity in the FinOps marketplace.8
•
NetApp AI was recognized by Frost & Sullivan with a 2022 Best Practices Enabling Technology Leadership Award in the North American AI healthcare solutions industry.9
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NetApp CEO George Kurian was named one of the Top 25 Most Influential Executives and Jenni Flinders, SVP, Worldwide Partner Organization, was included among the Top 25 Channel Sales Leaders in CRN’s Top 100 Executives of 2022.10

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Maarten van Velsen, senior director of Partner Sales Excellence at NetApp, was selected as one of CRN's  100 People You Don’t Know But Should for 2022.11
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NetApp won a 2022 Stratus Award presented by the Business Intelligence Group for best Hybrid Cloud Provider.12
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Maya Zakhour, area partner leader at NetApp, was the recipient of the Influential Business Leader of the Year Award at the Future Enterprise Awards 2022.13

Webcast and conference call information

NetApp will host a conference call to discuss these results today at 2:00 p.m. Pacific Time. To access the live webcast of this event, go to the NetApp Investor Relations website at investors.netapp.com. In addition, this press release, historical supplemental data tables, and other information related to the call will be posted on the Investor Relations website. An audio replay will be available on the website after 4:00 p.m. Pacific Time today.

“Safe Harbor” statement under U.S. Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, all of the statements made in the Third Quarter of Fiscal Year 2023 Financial Outlook section and Full Fiscal Year 2023 Financial Outlook section and statements about our ability to deliver significant customer value and opportunity through our approach to the hybrid multicloud. Actual results may differ materially from these statements for a variety of reasons, including, without limitation, our ability to keep pace with the rapid industry, technological and market trends and changes in the markets in which we operate, our ability to execute our evolved cloud strategy and introduce and gain market acceptance for our products and services, our ability to maintain our customer, partner, supplier and contract manufacturer relationships on favorable terms and conditions, general global political, macroeconomic and market conditions, including inflation, rising interest rates and foreign exchange volatility and the resulting impact on demand for our products, the impact of the COVID-19 pandemic, including supply chain disruptions, on our business operations, financial performance and results of operations, material cybersecurity and other security breaches, changes in U.S. government spending, revenue seasonality, changes in laws or regulations, including those relating to privacy, data protection and information security, and our ability to manage our gross profit margins. These and other equally important factors are described in reports and documents we file from time to time with the Securities and Exchange Commission, including the factors described under the section titled “Risk Factors” in our most recently submitted annual report on Form 10-K and quarterly report on Form 10-Q. We disclaim any obligation to update information contained in this press release whether as a result of new information, future events, or otherwise.

NetApp, the NetApp logo, and the marks listed at http://www.netapp.com/TM are trademarks of NetApp, Inc. All other marks are the property of their respective owners.

Footnotes

1Refer to the Constant Currency section below for an explanation of constant currency growth rates and the impact of foreign currency exchange rate changes on year-over-year fluctuations in earnings.

2Refer to the NetApp Usage of Non-GAAP Financial Information section below for an explanation of billings.

3Public Cloud annualized revenue run rate (ARR) is calculated as the annualized value of all Public Cloud customer commitments with the assumption that any commitment expiring during the next 12 months will be renewed with its existing terms.

4All-flash array annualized net revenue run rate is determined by products and services revenue for the current quarter, multiplied by 4.

5Non-GAAP net income excludes, when applicable, (a) amortization of intangible assets, (b) stock-based compensation expenses, (c) litigation settlements, (d) acquisition-related expenses, (e) restructuring charges, (f) asset impairments, (g) gains/losses on the sale or derecognition of assets, (h) gains/losses on the sale of investments in equity securities, (i) debt extinguishment costs, and (j) our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. NetApp makes additional adjustments to the non-GAAP tax provision for certain tax matters as described below. A detailed reconciliation of our non-GAAP to GAAP results can be found at http://investors.netapp.com. NetApp’s management uses these non-GAAP measures in making operating decisions because it believes that the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. 6GAAP net income per share and non-GAAP net income per share are calculated using the diluted number of shares.

7NetApp Blog, Gabie Boko, October 20, 2022. NetApp #1 in Cloud IT Operations & Containers for Primary Storage.

8Spot by NetApp Blog, Courtney Wilson, August 4, 2022. GigaOm Radar: Spot Leads the Way in FinOps Tools.

9NetApp Blog, Mike McNamara, October 20, 2022.

10CRN, Staff Reporters, August 1, 2022. The 25 Most Influential Executives Of 2022.

11CRN, Jennifer Follette, September 26, 2022.The 100 People You Don’t Know But Should 2022.

12Business Intelligence Group, September 27, 2022. 59 Leading Cloud Computing Companies, Products and Services.

13Tahawultech.com, Daniel Shepherd, October 11, 2022. Future Enterprise Awards 2022 winners revealed.

NetApp usage of non-GAAP financial information

To supplement NetApp’s condensed consolidated financial statement information presented in accordance with generally accepted accounting principles in the United States (GAAP), NetApp provides investors with certain non-GAAP measures, including, but not limited to, historical non-GAAP operating results, non-GAAP net income, non-GAAP effective tax rate, free cash flow, billings, and historical and projected non-GAAP earnings per diluted share. NetApp also presents the hardware and software components of our GAAP product revenues. Because our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation, hardware and software components of our product revenues are considered non-GAAP measures. The hardware and software components of our product revenues are derived from an estimated fair value allocation of the transaction price of our contracts with customers, down to the level of the product hardware and software components. This allocation is primarily based on the contractual prices at which NetApp has historically billed customers for such respective components.

NetApp believes that the presentation of non-GAAP net income, non-GAAP effective tax rates, and non-GAAP earnings per share data, when shown in conjunction with the corresponding GAAP measures, provides useful information to investors and management regarding financial and business trends relating to its financial condition and results of operations.

NetApp believes that the presentation of free cash flow, which it defines as the net cash provided by operating activities less cash used to acquire property and equipment, to be a liquidity measure that provides useful information to management and investors because it reflects cash that can be used to, among other things, invest in its business, make strategic acquisitions, repurchase common stock, and pay dividends on its common stock. As free cash flow is not a measure of liquidity calculated in accordance with GAAP, free cash flow should be considered in addition to, but not as a substitute for, the analysis provided in the statement of cash flows.

NetApp believes that the presentation of the software and hardware components of our product revenues is meaningful to investors and management as it illustrates the significance of the Company’s software and provides improved visibility into the value created by our software innovation and R&D investment.

NetApp approximates billings by adding net revenues as reported on our Condensed Consolidated Statements of Operations for the period to the change in total deferred revenue and financed unearned services revenue as reported on our Condensed Consolidated Statements of Cash Flows for the same period. Billings is a performance measure that NetApp believes provides useful information to management and investors because it approximates the amounts under purchase orders received by us during a given period that have been billed.

NetApp’s management uses these non-GAAP measures in making operating decisions because it believes the measurements provide meaningful supplemental information regarding NetApp’s ongoing operational performance. These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results and (3) allow greater transparency with respect to information used by management in financial and operational decision making.

NetApp excludes the following items from its non-GAAP measures when applicable:

A. Amortization of intangible assets. NetApp records amortization of intangible assets that were acquired in connection with its business combinations. The amortization of intangible assets varies depending on the level of acquisition activity. Management finds it useful to exclude these charges to assess the appropriate level of various operating expenses to assist in budgeting, planning and forecasting future periods and in measuring operational performance.

B. Stock-based compensation expenses. NetApp excludes stock-based compensation expenses from its non-GAAP measures primarily because the amount can fluctuate based on variables unrelated to the performance of the underlying business. While management views stock-based compensation as a key element of our employee retention and long-term incentives, we do not view it as an expense to be used in evaluating operational performance in any given period.

C. Litigation settlements. NetApp may periodically incur charges or benefits related to litigation settlements. NetApp excludes these charges and benefits, when significant, because it does not believe they are reflective of ongoing business and operating results.

D. Acquisition-related expenses. NetApp excludes acquisition-related expenses, including (a) due diligence, legal and other one-time integration charges and (b) write down of assets acquired that NetApp does not intend to use in its ongoing business, from its non-GAAP measures, primarily because they are not related to our ongoing business or cost base and, therefore, are less useful for future planning and forecasting.

E. Restructuring charges. These charges consist of restructuring charges that are incurred based on the particular facts and circumstances of restructuring decisions, including employment and contractual settlement terms, and other related charges, and can vary in size and frequency. We therefore exclude them in our assessment of operational performance.

F. Asset impairments. These are non-cash charges to write down assets when there is an indication that the asset has become impaired. Management finds it useful to exclude these non-cash charges due to the unpredictability of these events in its assessment of operational performance.

G. Gains/losses on the sale or derecognition of assets. These are gains/losses from the sale of our properties and other transactions in which we transfer control of assets to a third party. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, are less useful for future planning and forecasting.

H. Gains/losses on the sale of investments in equity securities. These are gains/losses from the sale of our investment in certain equity securities. Typically, such investments are sold as a result of a change in control of the underlying businesses. Management believes that these transactions do not reflect the results of our underlying, on-going business and, therefore, are less useful for future planning and forecasting.

I. Debt extinguishment costs. NetApp excludes certain non-recurring expenses incurred as a result of the early extinguishment of debt. Management believes such nonrecurring costs do not reflect the results of its underlying, on-going business and, therefore, are less useful for future planning and forecasting.

J. Income tax adjustments. NetApp’s non-GAAP tax provision is based upon a projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. The non-GAAP tax provision also excludes, when applicable, (a) tax charges or benefits in the current period that relate to one or more prior fiscal periods that are a result of events such as changes in tax legislation, authoritative guidance, income tax audit settlements, statute lapses and/or court decisions, (b) tax charges or benefits that are attributable to unusual or non-recurring book and/or tax accounting method changes, (c) tax charges that are a result of a non-routine foreign cash repatriation, (d) tax charges or benefits that are a result of infrequent restructuring of the Company’s tax structure, (e) tax charges or benefits that are a result of a change in valuation allowance, and (f) tax charges resulting from the integration of intellectual property from acquisitions. Management believes that the use of non-GAAP tax provisions provides a more meaningful measure of the Company’s operational performance.

These non-GAAP measures are not in accordance with, or an alternative for, measures prepared in accordance with GAAP, and may be different from non-GAAP measures used by other companies. In addition, these non-GAAP measures are not based on any comprehensive set of accounting rules or principles. NetApp believes that non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP and that these measures should only be used to evaluate the Company’s results of operations in conjunction with the corresponding GAAP measures. NetApp management compensates for these limitations by analyzing current and projected results on a GAAP basis as well as a non-GAAP basis. The presentation of non-GAAP financial information is not meant to be considered in isolation or as a substitute for the directly comparable financial measures prepared in accordance with generally accepted accounting principles in the United States. The non-GAAP financial measures are meant to supplement, and be viewed in conjunction with, GAAP financial measures.

Constant Currency

NetApp presents certain constant currency growth rates or quantifies the impact of foreign currency exchange rate changes on year-over-year fluctuations, including for net revenues, billings, and earnings. This constant currency information assumes the same foreign currency exchange rates that were in effect for the comparable prior-year period were used in translation of the current period results.

About NetApp

NetApp is a global, cloud-led, data-centric software company that empowers organizations to lead with data in the age of accelerated digital transformation. The company provides systems, software, and cloud services that enable them to run their applications optimally from data center to cloud, whether they are developing in the cloud, moving to the cloud, or creating their own cloudlike experiences on premises. With solutions that perform across diverse environments, NetApp helps organizations build their own data fabric and securely deliver the right data, services, and applications to the right people—anytime, anywhere. Learn more at www.netapp.com or follow us on Twitter, LinkedIn, Facebook, and Instagram.

NETAPP, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In millions)

(Unaudited)

	October 28, 2022	April 29, 2022

ASSETS

Current assets:
Cash, cash equivalents and investments	$3,033	$4,134
Accounts receivable	910	1,230
Inventories	244	204
Other current assets	416	377
Total current assets	4,603	5,945

Property and equipment, net	661	602
Goodwill and purchased intangible assets, net	2,982	2,488
Other non-current assets	1,534	991
Total assets	$9,780	$10,026

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
Accounts payable	$584	$607
Accrued expenses	819	925
Current portion of long-term debt	—	250

Short-term deferred revenue and financed unearned services revenue	1,992	2,171
Total current liabilities	3,395	3,953
Long-term debt	2,387	2,386
Other long-term liabilities	737	788
Long-term deferred revenue and financed unearned services revenue	2,059	2,061
Total liabilities	8,578	9,188

Stockholders' equity	1,202	838
Total liabilities and stockholders' equity	$9,780	$10,026

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 28, 2022	October 29, 2021	October 28, 2022	October 29, 2021
Net revenues:
Product	$837	$814	$1,623	$1,544
Services	826	752	1,632	1,480
Net revenues	1,663	1,566	3,255	3,024

Cost of revenues:
Cost of product	418	372	815	701
Cost of services	158	135	307	265
Total cost of revenues	576	507	1,122	966
Gross profit	1,087	1,059	2,133	2,058

Operating expenses:
Sales and marketing	479	465	937	916
Research and development	243	216	483	426
General and administrative	67	76	139	142
Restructuring charges	11	7	22	29
Acquisition-related expense	5	1	15	2
Total operating expenses	805	765	1,596	1,515

Income from operations	282	294	537	543

Other income (expense), net	23	(14)	38	(26)

Income before income taxes	305	280	575	517

(Benefit) provision for income taxes	(445)	56	(389)	91

Net income	$750	$224	$964	$426

Net income per share:
Basic	$3.46	$1.00	$4.40	$1.91

Diluted	$3.41	$0.98	$4.34	$1.86

Shares used in net income per share calculations:
Basic	217	223	219	223

Diluted	220	229	222	229

NETAPP, INC.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In millions)

(Unaudited)

	Three Months Ended		Six Months Ended
	October 28, 2022	October 29, 2021	October 28, 2022	October 29, 2021
Cash flows from operating activities:
Net income	$750	$224	$964	$426
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	59	46	117	92
Non-cash operating lease cost	13	15	27	28
Stock-based compensation	78	62	145	115
Deferred income taxes	(555)	(17)	(570)	(32)
Other items, net	(61)	(16)	(127)	(12)
Changes in assets and liabilities, net of acquisitions of businesses:
Accounts receivable	(51)	5	313	292
Inventories	(12)	(47)	(40)	(41)
Accounts payable	62	62	(28)	11
Accrued expenses	100	36	(108)	(206)
Deferred revenue and financed unearned services revenue	(61)	(15)	(93)	(97)
Long-term taxes payable	(85)	(57)	(84)	(65)
Changes in other operating assets and liabilities, net	(23)	—	(21)	29
Net cash provided by operating activities	214	298	495	540
Cash flows from investing activities:
(Purchases) redemptions of investments, net	(211)	15	(342)	26
Purchases of property and equipment	(77)	(46)	(142)	(97)
Acquisitions of businesses, net of cash acquired	—	—	(491)	(14)
Other investing activities, net	—	—	59	—
Net cash used in investing activities	(288)	(31)	(916)	(85)
Cash flows from financing activities:
Proceeds from issuance of common stock under employee stock award plans	—	—	54	53
Payments for taxes related to net share settlement of stock awards	(11)	(6)	(63)	(63)
Repurchase of common stock	(150)	(125)	(500)	(225)
Repayments and extinguishment of debt	(250)	—	(250)	—
Dividends paid	(108)	(112)	(218)	(224)
Other financing activities, net	(1)	—	(2)	(2)
Net cash used in financing activities	(520)	(243)	(979)	(461)

Effect of exchange rate changes on cash, cash equivalents and restricted cash	(25)	(8)	(43)	(13)

Net change in cash, cash equivalents and restricted cash	(619)	16	(1,443)	(19)
Cash, cash equivalents and restricted cash:
Beginning of period	3,295	4,500	4,119	4,535
End of period	$2,676	$4,516	$2,676	$4,516

NETAPP, INC.
SUPPLEMENTAL DATA
(In millions except net income per share, percentages, DSO, DPO and Inventory Turns)
(Unaudited)

Revenues by Segment
	Q2'FY23	Q1'FY23	Q2'FY22
Product	$837	$786	$814
Support	607	598	590
Professional and Other Services	77	76	75
Hybrid Cloud Segment Net Revenues	1,521	1,460	1,479
Public Cloud Segment Net Revenues	142	132	87
Net Revenues	$1,663	$1,592	$1,566

Gross Profit by Segment
	Q2'FY23	Q1'FY23	Q2'FY22
Product	$420	$391	$445
Support	562	555	542
Professional and Other Services	23	24	21
Hybrid Cloud Segment Gross Profit	1,005	970	1,008
Public Cloud Segment Gross Profit	97	92	62
Total Segments Gross Profit	1,102	1,062	1,070

Amortization of Intangible Assets	(10)	(11)	(7)
Stock-based Compensation	(5)	(5)	(4)
Unallocated Cost of Revenues	(15)	(16)	(11)

Gross Profit	$1,087	$1,046	$1,059

Gross Margin by Segment
	Q2'FY23	Q1'FY23	Q2'FY22
Product	50.2%	49.7%	54.7%
Support	92.6%	92.8%	91.9%
Professional and Other Services	29.9%	31.6%	28.0%
Hybrid Cloud Segment Gross Margin	66.1%	66.4%	68.2%
Public Cloud Segment Gross Margin	68.3%	69.7%	71.3%

Product Revenues
	Q2'FY23	Q1'FY23	Q2'FY22
Total	$837	$786	$814
Software*	$495	$476	$475
Hardware*	$342	$310	$339

Software and recurring support and public cloud revenue
	Q2'FY23	Q1'FY23	Q2'FY22
Product - Software	$495	$476	$475
Support	607	598	590
Public Cloud	142	132	87
Software and recurring support and public cloud revenue*	$1,244	$1,206	$1,152

Software and recurring support and public cloud revenue as a percentage of net revenues	75%	76%	74%

* Our revenue recognition policy under GAAP defines a configured storage system, inclusive of the operating system software essential to its functionality, as a single performance obligation. We have provided a breakdown of our GAAP product revenues into the software and hardware components, which are considered non-GAAP measures, to display the significance of software included in total product revenues. Software and recurring support and public cloud revenue is a non-GAAP measure because it includes the software component of our product revenues, but not the hardware component.

Geographic Mix
	% of Q2 FY'23	% of Q1 FY'23	% of Q2 FY'22
	Revenue	Revenue	Revenue
Americas	54%	54%	55%
Americas Commercial	40%	42%	43%
U.S. Public Sector	14%	12%	12%
EMEA	32%	31%	29%
Asia Pacific	14%	15%	15%

Pathways Mix
	% of Q2 FY'23	% of Q1 FY'23	% of Q2 FY'22
	Revenue	Revenue	Revenue
Direct	23%	21%	24%
Indirect	77%	79%	76%

Non-GAAP Income from Operations, Income before Income Taxes & Effective Tax Rate

	Q2'FY23	Q1'FY23	Q2'FY22
Non-GAAP Income from Operations	$393	$360	$374
% of Net Revenues	23.6%	22.6%	23.9%
Non-GAAP Income before Income Taxes	$416	$343	$360
Non-GAAP Effective Tax Rate	21.6%	21.6%	18.9%

Non-GAAP Net Income
	Q2'FY23	Q1'FY23	Q2'FY22
Non-GAAP Net Income	$326	$269	$292
Non-GAAP Weighted Average Common Shares Outstanding, Diluted	220	224	229
Non-GAAP Net Income per Share, Diluted	$1.48	$1.20	$1.28

Select Balance Sheet Items
	Q2'FY23	Q1'FY23	Q2'FY22
Deferred Revenue and Financed Unearned Services Revenue	$4,051	$4,170	$3,866
DSO (days)	50	49	38
DPO (days)	92	86	78
Inventory Turns	9	9	13

Days sales outstanding (DSO) is defined as accounts receivable divided by net revenues, multiplied by the number of days in the quarter.
Days payables outstanding (DPO) is defined as accounts payable divided by cost of revenues, multiplied by the number of days in the quarter.
Inventory turns is defined as annualized cost of revenues divided by net inventories.

Select Cash Flow Statement Items
	Q2'FY23	Q1'FY23	Q2'FY22
Net Cash Provided by Operating Activities	$214	$281	$298
Purchases of Property and Equipment	$77	$65	$46
Free Cash Flow	$137	$216	$252
Free Cash Flow as % of Net Revenues	8.2%	13.6%	16.1%

Free cash flow is a non-GAAP measure and is defined as net cash provided by operating activities less purchases of property and equipment.
Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY23	Q1'FY23	Q2'FY22
NET INCOME	$750	$214	$224
Adjustments:
Amortization of intangible assets	17	17	10
Stock-based compensation	78	67	62
Restructuring charges	11	11	7
Acquisition-related expense	5	10	1
Gain on sale of equity investment	—	(32)	—
Income tax effects	(11)	(18)	(13)
Income tax expenses from integration of acquired companies	—	—	1
Income tax benefit from intra-entity intellectual property transfer	(524)	—	—
NON-GAAP NET INCOME	$326	$269	$292

COST OF REVENUES	$576	$546	$507
Adjustments:
Amortization of intangible assets	(10)	(11)	(7)
Stock-based compensation	(5)	(5)	(4)
NON-GAAP COST OF REVENUES	$561	$530	$496

COST OF PRODUCT REVENUES	$418	$397	$372
Adjustments:
Amortization of intangible assets	—	(1)	(2)
Stock-based compensation	(1)	(1)	(1)
NON-GAAP COST OF PRODUCT REVENUES	$417	$395	$369

COST OF SERVICES REVENUES	$158	$149	$135
Adjustments:
Amortization of intangible assets	(10)	(10)	(5)
Stock-based compensation	(4)	(4)	(3)
NON-GAAP COST OF SERVICES REVENUES	$144	$135	$127

GROSS PROFIT	$1,087	$1,046	$1,059
Adjustments:
Amortization of intangible assets	10	11	7
Stock-based compensation	5	5	4
NON-GAAP GROSS PROFIT	$1,102	$1,062	$1,070

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY23	Q1'FY23	Q2'FY22
SALES AND MARKETING EXPENSES	$479	$458	$465
Adjustments:
Amortization of intangible assets	(7)	(6)	(3)
Stock-based compensation	(35)	(28)	(29)
NON-GAAP SALES AND MARKETING EXPENSES	$437	$424	$433

RESEARCH AND DEVELOPMENT EXPENSES	$243	$240	$216
Adjustments:
Stock-based compensation	(26)	(24)	(19)
NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$217	$216	$197

GENERAL AND ADMINISTRATIVE EXPENSES	$67	$72	$76
Adjustments:
Stock-based compensation	(12)	(10)	(10)
NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$55	$62	$66

RESTRUCTURING CHARGES	$11	$11	$7
Adjustments:
Restructuring charges	(11)	(11)	(7)
NON-GAAP RESTRUCTURING CHARGES	$—	$—	$—

ACQUISITION-RELATED EXPENSE	$5	$10	$1
Adjustments:
Acquisition-related expense	(5)	(10)	(1)
NON-GAAP ACQUISITION-RELATED EXPENSE	$—	$—	$—

OPERATING EXPENSES	$805	$791	$765
Adjustments:
Amortization of intangible assets	(7)	(6)	(3)
Stock-based compensation	(73)	(62)	(58)
Restructuring charges	(11)	(11)	(7)
Acquisition-related expense	(5)	(10)	(1)
NON-GAAP OPERATING EXPENSES	$709	$702	$696

NETAPP, INC.
RECONCILIATION OF NON-GAAP TO GAAP
INCOME STATEMENT INFORMATION
(In millions, except net income per share amounts)

	Q2'FY23	Q1'FY23	Q2'FY22
INCOME FROM OPERATIONS	$282	$255	$294
Adjustments:
Amortization of intangible assets	17	17	10
Stock-based compensation	78	67	62
Restructuring charges	11	11	7
Acquisition-related expense	5	10	1
NON-GAAP INCOME FROM OPERATIONS	$393	$360	$374

OTHER INCOME (EXPENSE), NET	$23	$15	$(14)
Adjustments:
Gain on sale of equity investment	—	(32)	—
NON-GAAP OTHER INCOME (EXPENSE), NET	$23	$(17)	$(14)

INCOME BEFORE INCOME TAXES	$305	$270	$280
Adjustments:
Amortization of intangible assets	17	17	10
Stock-based compensation	78	67	62
Restructuring charges	11	11	7
Acquisition-related expense	5	10	1
Gain on sale of equity investment	—	(32)	—
NON-GAAP INCOME BEFORE INCOME TAXES	$416	$343	$360

(BENEFIT) PROVISION FOR INCOME TAXES	$(445)	$56	$56
Adjustments:
Income tax effects	11	18	13
Income tax expenses from integration of acquired companies	—	—	(1)
Income tax benefit from intra-entity intellectual property transfer	524	—	—
NON-GAAP PROVISION FOR INCOME TAXES	$90	$74	$68

NET INCOME PER SHARE	$3.41	$0.96	$0.98
Adjustments:
Amortization of intangible assets	0.08	0.08	0.04
Stock-based compensation	0.35	0.30	0.27
Restructuring charges	0.05	0.05	0.03
Acquisition-related expense	0.02	0.04	—
Gain on sale of equity investment	—	(0.14)	—
Income tax effects	(0.05)	(0.08)	(0.06)
Income tax benefit from intra-entity intellectual property transfer	(2.38)	—	—
NON-GAAP NET INCOME PER SHARE	$1.48	$1.20	$1.28

RECONCILIATION OF NON-GAAP TO GAAP
GROSS MARGIN
($ in millions)

	Q2'FY23	Q1'FY23	Q2'FY22
Gross margin-GAAP	65.4%	65.7%	67.6%
Cost of revenues adjustments	0.9%	1.0%	0.7%
Gross margin-Non-GAAP	66.3%	66.7%	68.3%

GAAP cost of revenues	$576	$546	$507
Cost of revenues adjustments:
Amortization of intangible assets	(10)	(11)	(7)
Stock-based compensation	(5)	(5)	(4)
Non-GAAP cost of revenues	$561	$530	$496

Net revenues	$1,663	$1,592	$1,566

RECONCILIATION OF NON-GAAP TO GAAP
PRODUCT GROSS MARGIN
($ in millions)

	Q2'FY23	Q1'FY23	Q2'FY22
Product gross margin-GAAP	50.1%	49.5%	54.3%
Cost of product revenues adjustments	0.1%	0.3%	0.4%
Product gross margin-Non-GAAP	50.2%	49.7%	54.7%

GAAP cost of product revenues	$418	$397	$372
Cost of product revenues adjustments:
Amortization of intangible assets	—	(1)	(2)
Stock-based compensation	(1)	(1)	(1)
Non-GAAP cost of product revenues	$417	$395	$369

Product revenues	$837	$786	$814

RECONCILIATION OF NON-GAAP TO GAAP
SERVICES GROSS MARGIN

($ in millions)

	Q2'FY23	Q1'FY23	Q2'FY22
Services gross margin-GAAP	80.9%	81.5%	82.0%
Cost of services revenues adjustments	1.7%	1.7%	1.1%
Services gross margin-Non-GAAP	82.6%	83.3%	83.1%

GAAP cost of services revenues	$158	$149	$135
Cost of services revenues adjustments:
Amortization of intangible assets	(10)	(10)	(5)
Stock-based compensation	(4)	(4)	(3)
Non-GAAP cost of services revenues	$144	$135	$127

Services revenues	$826	$806	$752

RECONCILIATION OF NON-GAAP TO GAAP
EFFECTIVE TAX RATE

	Q2'FY23	Q1'FY23	Q2'FY22
GAAP effective tax rate	(145.9)%	20.7%	20.0%
Adjustments:
Income tax effects	41.6%	0.8%	(0.8)%
Income tax expenses from integration of acquired companies	—%	—%	(0.4)%
Income tax benefit from intra-entity intellectual property transfer	126.0%	—%	—%
Non-GAAP effective tax rate	21.6%	21.6%	18.9%

RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES
TO FREE CASH FLOW (NON-GAAP)
(In millions)

	Q2'FY23	Q1'FY23	Q2'FY22
Net cash provided by operating activities	$214	$281	$298
Purchases of property and equipment	(77)	(65)	(46)
Free cash flow	$137	$216	$252

RECONCILIATION OF NET REVENUES
TO BILLINGS (NON-GAAP)
(In millions)

	Q2'FY23	Q1'FY23	Q2'FY22
Net revenues	$1,663	$1,592	$1,566
Change in deferred revenue and financed unearned services revenue*	(61)	(32)	(15)
Billings	$1,602	$1,560	$1,551

* As reported on our Condensed Consolidated Statements of Cash Flows

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
THIRD QUARTER FISCAL 2023

Third Quarter
Fiscal 2023

Non-GAAP Guidance - Net Income Per Share	$1.25-$1.35

Adjustments of Specific Items to Net Income
Per Share for the Third Quarter Fiscal 2023:
Amortization of intangible assets	($0.08)
Stock-based compensation expense	($0.35)
Income tax effects	$0.06
Total Adjustments	($0.37)

GAAP Guidance - Net Income Per Share	$0.88-$0.98

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
FISCAL 2023

Fiscal 2023

Gross Margin - Non-GAAP Guidance	66% - 67%
Adjustment:
Cost of revenues adjustments	(1)%
Gross Margin - GAAP Guidance	65% - 66%

Fiscal 2023

Operating Margin - Non-GAAP Guidance	~23%
Adjustments:
Amortization of intangible assets	(1)%
Stock-based compensation expense	(5)%
Operating Margin - GAAP Guidance	~17%

Some items may not add or recalculate due to rounding.

NETAPP, INC.
RECONCILIATION OF NON-GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
FISCAL 2023

Fiscal 2023

Non-GAAP Guidance - Net Income Per Share	$5.30 - $5.50

Adjustments of Specific Items to Net Income
Per Share for Fiscal 2023:
Amortization of intangible assets	($0.31)
Stock-based compensation expense	($1.37)
Restructuring charges	($0.10)
Acquisition-related expenses	($0.07)
Gain on sale of equity investment	$0.14
Income tax benefit from intra-entity intellectual property transfer	$2.37
Income tax effects	$0.33
Total Adjustments	$0.99

GAAP Guidance - Net Income Per Share	$6.29 - $6.49

Some items may not add or recalculate due to rounding.

Contacts:

(Press)

Chris Drago

1 831 900 8889

chris.drago@netapp.com

(Investors)

Lance Berger

1 408 822 6628

lance.berger@netapp.com